SAFEKEEPING AGREEMENT

This Safekeeping Agreement (this "Agreement") is entered into between Monahan & Biagi, P.L.L.C. ("M&B"), and Life Systems Corp. ("LIFS"), and Stephen Pidgeon ("Pidgeon").

Effective ___________, 2001, LIFS has granted a warrant (the "Warrant") to M&B which entitles M&B to purchase up to Thirty Thousand (30,000) shares in the Common Stock of LIFS (the "Shares") at an exercise price of $0.001 per share. Unless otherwise defined in this Agreement, the terms defined in the Warrant shall have the same defined meanings in this Agreement.

  Delivery of Certificates to Pidgeon. Upon exercise of the Warrant, M&B agrees that the share certificates (the "Certificates") received thereby shall be delivered to Pidgeon, to be held by Pidgeon pursuant to the terms of this Agreement. LIFS agrees that it shall deliver the Certificates in denominations of 1,250 Shares each within ten (10) business days of the date of exercise of the Warrant by M&B, and that if the registration statement referred to in Paragraph 2 below is then in effect, such Certificates shall be delivered without restictive legend of any kind.

  Disbursement of Certificates. On the later of (i) the date that Pidgeon has received the Certificates or (ii) the effective date of a registration statement filed by LIFS under the Securities Act of 1933, which includes the Shares issuable upon exercise of the Warrant, Pidgeon shall deliver to M&B Certificate(s) representing 2,500 Shares. Every seven (7) days thereafter, Pidgeon shall deliver Certificate(s) representing no more than 2,500 Shares to M&B, unless LIFS and M&B agree in writing to a greater number of Shares.

  Safekeeping Fees. LIFS acknowledges and agrees to pay to Pidgeon any safekeeping fees incurred hereunder.

  Dispute. Pidgeon shall not distribute the Certificates out of safekeeping except pursuant to this Agreement or pursuant to a written authorization from both M&B and LIFS. Accordingly, if at any time any dispute shall arise between any of the parties hereto, or their respective successors or assigns, as to the delivery by Pidgeon of Certificates representing Shares, or as to the ownership or right of possession thereto, Pidgeon, may, at his sole and absolute discretion, either: (i) hold in his possession, without liability, the Certificates until such dispute or uncertainty shall have been settled; (ii) interplead or commence any similar action and deposit the Certificates with the Clerk of the Superior Court of Washington, King County; or (iii) transfer the Certificates to an escrow agent in the State of Washington of his own choosing; provided that, it shall be a condition to transfer to an escrow agent that M&B and LIFS each approve the escrow agent in writing, which approval shall not unreasonably be withheld and that the escrow agent agree to hold the Certificates subject to the terms of this Agreement. Upon complete compliance with subpart (ii) or (iii), Pidgeon shall be relieved of any and all liability, whatsoever, with respect hereto. M&B and LIFS jointly and severally agree to pay all costs and attorneys' fees Pidgeon incurs in any such suit or dispute.

  Indemnity. M&B and LIFS agree to indemnify and hold harmless Pidgeon from any and all claims, causes of action, or damages resulting from Pidgeon's duties and performance under this Agreement, except for those resulting from Pidgeon's willful misconduct.

  Further Information and Documents. The Parties agree to furnish upon request to each other such further information, and to execute and deliver to each other such other documents, and to do such other acts and things, all as any other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

  Facsimile Execution; Counterparts. The parties hereto shall be entitled to rely on delivery by facsimile machine of an executed copy of this Agreement as due execution and delivery of this Agreement by the party effecting such delivery so as to bind such party in accordance with the terms hereof. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument.

  Confirmation of Understandings. Each party expressly acknowledges that such party has read this Agreement and understands and agrees to the terms contained herein.

  Assignment. M&B may transfer the Warrants or the Shares to one or more transferees and in connection with such transfer may assign its rights hereunder to such transferee(s).

Dated Effective: July __, 2001.

M&B LIFS

Monahan & Biagi, P.L.L.C. Life Systems Corp.

/s/______________________ /s/ Fereydoon Sadri

Authorized Signatory Authorized Signatory

The above Safekeeping Agreement provisions are received and accepted effective this____ day of July, 2001.

Stephen Pidgeon

/s/ Signed

Stephen Pidgeon